UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

PALOMAR MEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11177	04-3128178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Network Drive Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Current Report on Form 8-K is being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of March 17, 2013, as amended and restated by an Amended and Restated Agreement and Plan of Merger, dated as of May 15, 2013 (as so amended and restated, the “Merger Agreement”), by and among Palomar Medical Technologies, Inc., a Delaware corporation (“Palomar”), Cynosure, Inc., a Delaware corporation (“Cynosure”), and Commander Acquisition, LLC (formerly Commander Acquisition Corp.), a Delaware limited liability company and a wholly-owned subsidiary of Cynosure (the “Merger Subsidiary”). The Merger Agreement provides for, among other things, the acquisition of Palomar by Cynosure through the merger (the “Merger”) of Palomar with and into the Merger Subsidiary, with the Merger Subsidiary surviving as a wholly-owned subsidiary of Cynosure at the effective time of the Merger.

As disclosed in the definitive joint proxy statement/prospectus filed by Palomar with the Securities and Exchange Commission (the “SEC”) on May 23, 2013 (the “Proxy Statement”), on March 21, 2013, a putative stockholder class action complaint, captioned Edgar Calin v. Palomar Medical Technologies, Inc., et al., No. 13-1051 BLS1 (Superior Court, Suffolk County), was filed against Palomar, its board of directors, Cynosure and the Merger Subsidiary in Massachusetts Superior Court in Suffolk County. On April 9, 2013, a second putative stockholder class action complaint, captioned Vladimir Gusinsky Living Trust v. Palomar Medical Technologies, Inc., et al., No. 13-1328 BLS1 (Superior Court, Suffolk County), was filed against Palomar, its board of directors and Cynosure in Massachusetts Superior Court in Suffolk County. On April 12, 2013, a third putative stockholder class action complaint, captioned Albert Saffer v. Palomar Medical Technologies, Inc., et al., No. 13-1385 BLS1 (Superior Court, Suffolk County), was filed against Palomar, its board of directors, Cynosure and the Merger Subsidiary in Massachusetts Superior Court in Suffolk County. On April 23, 2013, each of the plaintiffs in the foregoing suits filed an amended complaint. Each amended complaint alleges that members of the Palomar board of directors breached their fiduciary duties in connection with the approval of the Merger and that Cynosure and, with respect to the Calin and Saffer suits, the Merger Subsidiary aided and abetted the alleged breach of fiduciary duties. Each amended complaint alleges that the Palomar directors breached their fiduciary duties in connection with the proposed transaction by, among other things, conducting a flawed sale process and failing to maximize stockholder value and obtain the best financial and other terms, and that the Proxy Statement is materially deficient. Each of these plaintiffs seeks injunctive and other equitable relief, including enjoining the defendants from consummating the Merger, in addition to other unspecified damages, fees and costs. The plaintiffs in the three Massachusetts actions moved to expedite the proceedings on May 1, 2013 and moved to consolidate the actions on May 1, 2013. On May 13, 2013, each of the defendants in the three Massachusetts actions filed an opposition to expedite, an opposition to consolidate and a cross motion to stay its respective action. On May 16, 2013, each of the plaintiffs filed oppositions to defendants’ cross motion to stay. On May 17, 2013, the Massachusetts Superior Court issued an order denying plaintiffs’ motion for expedited proceedings and granting defendants’ cross motion to stay the Massachusetts actions pending the outcome of the June 17, 2013 preliminary injunction hearing in the Delaware actions described below.

Also as disclosed in the Proxy Statement, on April 19, 2013, a fourth putative stockholder class action complaint, captioned Gary Drabek v. Palomar Medical Technologies, Inc., et al., No. 8491 (Del. Ch.), was filed against Palomar, its board of directors, Cynosure and the Merger Subsidiary in Delaware Chancery Court. On May 1, 2013, a fifth putative stockholder class action complaint, captioned Daniel Moore v. Palomar Medical Technologies, Inc., et al., No. 8516 (Del. Ch.), was filed against Palomar, its board of directors, Cynosure and the Merger Subsidiary in Delaware Chancery Court. Each of the foregoing lawsuits alleges that members of the Palomar board of directors breached their fiduciary duties in connection with the approval of the Merger and that Cynosure and the Merger Subsidiary aided and abetted the alleged breach of fiduciary duties. Each complaint alleges that the Palomar directors breached their fiduciary duties in connection with the proposed transaction by, among other things, conducting a flawed sale process and failing to maximize stockholder value and obtain the best financial and other terms, and that the Proxy Statement is materially deficient. Each of these plaintiffs seeks injunctive and other equitable relief, including enjoining the defendants from consummating the Merger, in addition to other unspecified damages, fees and costs. The plaintiff in the Drabek action moved to expedite the proceedings on April 29, 2013, and the plaintiff in the Moore action moved to expedite and moved for a preliminary injunction on May 3, 2013. On May 7, 2013, the plaintiffs in the Drabek and Moore actions jointly submitted a proposed order of consolidation to consolidate the class actions as In re Palomar Medical Technologies Shareholder Litigation, C.A. No. 8491-VCP, which order was granted by the court on the same day. On May 10, 2013, the parties in the consolidated class action filed a stipulated preliminary injunction pleading schedule, which schedule was approved by the court on May 13, 2013. The pleading schedule requires all briefing to be completed on or before June 14, 2013 and a preliminary injunction hearing to be held on June 17, 2013. After the parties completed expedited discovery, plaintiffs filed a brief in support of their motion for preliminary injunction on June 3, 2013.

On May 28, 2013, a sixth putative stockholder class action complaint, captioned Melvin Lax v. Palomar Medical Technologies, Inc., et al., No. 13-11276 (D. Mass.), was filed against Palomar, its board of directors, Cynosure, and the Merger Subsidiary in the United States District Court for the District of Massachusetts. The lawsuit alleges that members of the Palomar board of directors breached their fiduciary duties in connection with the approval of the Merger, that Cynosure and the Merger Subsidiary aided and abetted the alleged breach of fiduciary duties, and that the defendants violated Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder by issuing a materially misleading Proxy Statement. Plaintiff seeks injunctive and other equitable relief, including enjoining the defendants from consummating the Merger, in addition to other unspecified damages, fees and costs.

On June 7, 2013, Palomar entered into a memorandum of understanding with the Delaware plaintiffs regarding the settlement of the Delaware putative stockholder class actions, and, on June 10, 2013, Palomar issued a press release, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, announcing the execution of the memorandum of understanding.

Palomar believes that no further disclosure is required to supplement the Proxy Statement under applicable laws; however, to avoid the risk that the putative stockholder class actions may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such action, Palomar has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Palomar’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court of Chancery of the State of Delaware will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), among other claims, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court of Chancery of the State of Delaware for an award of attorneys’ fees and expenses to be paid by Palomar or its successor, which the defendants may oppose. Palomar or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the Court of Chancery of the State of Delaware. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court of Chancery of the State of Delaware will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO THE PROXY STATEMENT

In connection with the settlement of the putative stockholder class actions in the Court of Chancery of the State of Delaware as described above in this Current Report on Form 8–K, Palomar has agreed to supplement the disclosures set forth in the Proxy Statement with the supplemental disclosures set forth below. These supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not otherwise defined herein have the meanings set forth in the Proxy Statement.

The Merger – Background of the Merger

The following disclosure supplements the discussion beginning on page 35 of the Proxy Statement concerning the Background of the Merger:

Standstill Provisions

The standstill provision in the amended and restated confidentiality agreement between Palomar and Cynosure and the confidentiality agreement between Palomar and Company A, each of which is referenced on page 42 of the Proxy Statement, provides that, for a period of one year from the date of such agreement, Cynosure or Company A, as applicable:

•

may not in any manner, directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (a) any acquisition of any securities (or beneficial ownership thereof) or assets of Palomar; (b) any tender or exchange offer, merger or other business combination involving Palomar; (c) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Palomar; or (d) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of Palomar; (ii) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934) with respect to any securities of Palomar; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Palomar; (iv) negotiate with or provide any information to any person (other than its representatives in accordance with the applicable confidentiality agreement) with respect to, or make any statement or proposal to any person (other than its representatives in accordance with the applicable confidentiality agreement) with respect to, or make any public announcement or proposal or offer whatsoever with respect to, or act as a financing source for or otherwise invest in any other persons in connection with, or otherwise solicit, seek or offer to effect any transactions or actions described, or take any action which might force Palomar to make a public announcement regarding any of the types of matters set forth in clause (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing; and

•	may not request Palomar (or its directors, officers, employees or agents), directly or indirectly, to amend or waive the standstill provision described above.

As described in the Proxy Statement, the amended and restated confidentiality agreement between Palomar and Cynosure also provides that, to the extent that Palomar enters into a confidentiality agreement with any third party that contains a standstill provision with terms that are more favorable with respect to duration than the terms of the standstill provision in the amended and restated confidentiality agreement, the amended and restated confidentiality agreement will be deemed to be amended to provide Cynosure with such more favorable terms.

Also as described in the Proxy Statement, prior to the adoption of the Merger Agreement by Palomar’s stockholders, Palomar has the right to amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Palomar common stock with any person who makes an Acquisition Proposal that the Palomar board of directors or any committee thereof determines in good faith (after consultation with outside legal counsel and its financial advisors) is, or would reasonably be expected to lead to, a Superior Proposal, provided that such Acquisition Proposal did not result from a material breach by Palomar of the “no solicitation” provisions contained in the Merger Agreement and Palomar complies with its obligations under the Merger Agreement to notify Cynosure of such Acquisition Proposal.

Discussions Regarding the Role of Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors with any Combined Company

As part of the discussions regarding a potential strategic transaction between Palomar and each of Cynosure, Company A and Company B, each of Cynosure, Company A and Company B expressed an interest in having Joseph P. Caruso, Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors, retain a significant role in the management of any combined company, as a member of its senior management and/or as a member of its board of directors, due to his extensive experience in the industry.

Prior to the September 6, 2012 meeting in which Michael R. Davin, Cynosure’s President, Chief Executive Officer and Chairman of the Board of Directors, suggested a possible acquisition of Palomar by Cynosure, discussions regarding Mr. Caruso’s employment with, and any position on the board of directors of, any company created by the combination of Palomar and Cynosure took place in the context of discussions regarding governance issues that were implicated by a proposed merger of equals between the parties.

Except to the extent referenced in the December 4, 2012, January 11, 2013, January 18, 2013 and January 21, 2013 term sheets delivered to Palomar by Cynosure, there were no discussions regarding the terms of Mr. Caruso’s employment with the combined company following Cynosure’s first indication of interest in a potential acquisition of Palomar on September 6, 2012 until March 15, 2013, when Mr. Caruso received an initial draft of his proposed employment agreement with Cynosure.

Between the time that Palomar received Cynosure’s December 4, 2012 term sheet, which provided that Mr. Caruso would join the Cynosure board as Vice Chairman and become Cynosure’s President of Emerging Business upon completion of the Merger, and the time that Palomar received Cynosure’s January 18, 2013 term sheet, which provided that Mr. Caruso would join the Cynosure board as Vice Chairman and become Cynosure’s President upon completion of the Merger, Messrs. Davin and Caruso discussed potential strategic initiatives, synergies and acquisition opportunities of the combined company, which contributed to Cynosure’s determination not to create a separate Emerging Business business unit and its proposal that Mr. Caruso become Cynosure’s President.

During the telephone conversations between Messrs. Davin and Caruso on February 15, 2013, February 19, 2013 and February 25, 2013, Messrs. Davin and Caruso discussed the organizational structure of the combined company, including the integration of Palomar’s senior management, but did not discuss the terms of any senior management’s employment, including Mr. Caruso’s employment, with the combined company.

Existing Relationship Between Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors and Cynosure’s President, Chief Executive Officer and Chairman of the Board of Directors

At the time of the September 7, 2011 meeting between Messrs. Caruso and Davin regarding a potential merger of equals between Palomar and Cynosure, Messrs. Caruso and Davin had known each other professionally for approximately 12 years as a result of prior business dealings.

Composition of M&A Committee of the Palomar Board of Directors Prior to January 18, 2013

Prior to its reconstitution on January 18, 2013, the members of the M&A Committee of the Palomar board of directors (the “M&A Committee”) were: Nicholas P. Economou (Chairman), Damian N. Dell’Anno, A. Neil Pappalardo, and Louis P. (Dan) Valente. At the January 18, 2013 special meeting of Palomar’s board of directors, Mr. Valente requested that he be removed from the M&A Committee because he was deemed not to be an independent director.

Other Activities Regarding Potential Strategic Transactions Involving Palomar

Palomar actively explored potential strategic transactions, including potential acquisitions, in September and November 2012 because it believed that continuing to explore such transactions was important to achieving economies of scale and was in the long-term interests of the company.

The Merger – Opinion of Financial Advisor to the Cynosure Board of Directors

The following disclosure supplements the discussion beginning on page 53 of the Proxy Statement concerning the Opinion of Financial Advisor to the Cynosure Board of Directors:

Source of 2014 and 2015 Estimates

The source of the 2014 and 2015 estimates that were used by Leerink Swann in connection with rendering its fairness opinion were analyst reports issued by the following firms: Canaccord Genuity, Leerink Swann and Maxim Group.

The Merger – Opinion of Financial Advisor to the Palomar Board of Directors

The following disclosure supplements the discussion beginning on page 63 of the Proxy Statement concerning the Opinion of Financial Advisor to the Palomar Board of Directors:

Discounted Cash Flow Analysis

The estimated unlevered free cash flow of Palomar used by Canaccord Genuity in its discounted cash flow analysis was $2.8 million, $2.9 million and $2.6 million for fiscal years 2013, 2014 and 2015, respectively, and was based upon financial information provided by Palomar (for 2013) and analysts’ publicly available estimates (for 2014 and 2015).

NOLs

Canaccord Genuity did not consider the potential present value of Palomar’s net operating loss carryforwards in its analysis, given the uncertainty surrounding the ability of Palomar or the combined company to use such carryforwards to offset any corporate tax liability that might be incurred. In making this judgment, Canaccord Genuity considered that the ability to use such carryforwards is contingent upon numerous speculative factors, including in particular the amount, if any, of taxable income that might be recognized in the future, the number of years into the future that any such taxable income might be recognized, and the limitations imposed by the tax code on the use of such carryforwards, including significant limitations resulting from a change in control. Canaccord Genuity also considered the fact that Palomar has a history of losses and that no long-term projections for either Palomar or Cynosure were available.

Source of 2014 and 2015 Estimates

The source of the 2014 and 2015 estimates that were used by Canaccord Genuity in connection with rendering its fairness opinion were analyst reports issued by the following firms: Canaccord Genuity, Leerink Swann and Maxim Group.

The Merger – Certain Palomar Prospective Financial Information

The following disclosure supplements the discussion beginning on page 69 of the Proxy Statement concerning Certain Palomar Prospective Financial Information:

Palomar management did not prepare prospective financial information for periods subsequent to fiscal year 2013. Accordingly, Palomar prospective financial information for periods subsequent to fiscal year 2013 was not made available to Cynosure, Canaccord Genuity or Leerink Swann.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SAFE HARBOR STATEMENT

This Current Report on Form 8-K contains forward-looking statements relating to the expected settlement of the litigation described above, as well as to the merger consideration to be received by Palomar stockholders pursuant to the Merger. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to: the risk that the parties will fail to enter into a stipulation of settlement; the risk that the Court of Chancery will refuse to approve any stipulation of settlement; uncertainties as to the timing of the Merger; the risk that the Merger will not be completed; the risk that competing offers will be made for Palomar; the possibility that any of the conditions to the closing of the Merger may not be satisfied or waived; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, licensees, customers, suppliers or other business partners or governmental entities; the ability of Cynosure to successfully integrate Palomar’s operations and employees; the ability to realize anticipated synergies and cost savings; other business effects, including the effects of industry, economic or political conditions outside of Palomar’s control; transaction costs; actual or contingent liabilities; and other factors, which are detailed from time to time in Cynosure’s and Palomar’s SEC reports, including their reports on Form 10-K for the year ended December 31, 2012, as amended, any subsequently filed quarterly reports on Form 10-Q and the Cynosure Registration Statement on Form S-4 (File No. 333-187895). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither Cynosure nor Palomar undertakes any obligation to release publicly the result of any revisions to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH CYNOSURE AND WHERE TO FIND IT

In connection with the proposed Merger, Cynosure has filed with the SEC a Registration Statement on Form S-4 (File No. 333-187895), as it may be amended from time to time, that includes the Proxy Statement, which is a joint proxy statement of Cynosure and Palomar that also constitutes a prospectus of Cynosure. The Registration Statement was declared effective by the SEC on May 23, 2013. Palomar and Cynosure also have filed and plan to file other relevant documents with the SEC regarding the proposed Merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

You may obtain a free copy of the Proxy Statement and other relevant documents filed by Cynosure and Palomar with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Cynosure’s Investor Relations Department at (617) 542-5300 or CYNO@investorrelations.com, or by contacting Palomar’s Investor Relations Department at (781) 993-2411 or ir@palomarmedical.com.

Cynosure and Palomar and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information about Cynosure’s directors and executive officers is available in the Proxy Statement under the heading “Information About Cynosure’s Directors, Officers and 5% Stockholders.” As of May 21, 2013, Cynosure’s directors and executive officers beneficially owned approximately 2.9 million shares, or 17.0%, of Cynosure’s Class A common stock. Information about Palomar’s directors and executive officers is available in Palomar’s Amendment No. 1 on Form 10-K/A filed on April 26, 2013 and in the Proxy Statement. As of May 21, 2013, Palomar’s directors and executive officers beneficially owned approximately 2.5 million shares, or 11.8%, of Palomar’s common stock. Additional information regarding the interests of Palomar’s directors and executive officers in the proposed Merger, including information relating to the acceleration of Palomar equity awards; the election of Mr. Caruso as Cynosure’s President and Vice Chairman of the Board of Directors; amendments to existing Palomar employment agreements; a new employment agreement between Cynosure and Mr. Caruso; indemnification and insurance matters relating to Palomar directors and executive officers; and golden parachute compensation, can be found in the Proxy Statement under the heading “Interests of Directors and Executive Officers of Palomar in the Merger.” Investors should read the Proxy Statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Cynosure or Palomar using the sources indicated above.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

Date: June 10, 2013	By:	/s/ Joseph P. Caruso

	Name:	Joseph P. Caruso

	Title:	President, Chief Executive Officer, and
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Palomar Medical Technologies, Inc. on June 10, 2013

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